                                                             Exhibit 99.1

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   FORM 11-K



[ X ] ANNUAL REPORT PURSUANT TO SECTON 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended June 30, 1992

                                     OR

[   ]   TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
        EXCHANGE ACT OF 1934

for the transition period from ____________  to ____________.


Commission File No. 1-6435

A.   BOLT BERANEK AND NEWMAN INC. RETIREMENT TRUST
     (Full title of plan)

B.   Bolt Beranek and Newman Inc.
     150 CambridgePark Drive
     Cambridge, MA  02140
     (Name and address of issuer)

Pursuant to the requirements of the Securities Exchange Act of 1933, the trustees have duly caused the annual report to be signed on its behalf by the undersigned thereunto duly authorized.




                                         BOLT BERANEK AND NEWMAN INC.
                                         RETIREMENT TRUST


                                         Ralph A. Goldwasser
                                         Trustee
                                         Bolt Beranek and Newman Inc.
                                           Retirement Trust

                                         Senior Vice President and Chief
                                           Financial Officer
                                         Bolt Beranek and Newman Inc.

April 4, 1994

            BOLT  BERANEK  AND  NEWMAN  INC.  RETIREMENT  PLAN

            FINANCIAL  STATEMENTS  AND  SUPPLEMENTAL  SCHEDULES

                       ----------------------------

                                   INDEX

                                                       Page(s)
                                                       -------

Report of Independent Accountants                          2

Financial Statements:

  Statements of Net Assets Available for Plan Benefits,
     June 30, 1992 and 1991                                3

  Statement of Changes in Net Assets Available for
     Plan Benefits for the year ended June 30, 1992        4

  Notes to Financial Statements                         5-10

Supplemental Schedules:

  Schedule of Assets Held for Investment Purposes
     at June 30, 1992                                     11

  Schedule of Loans or Fixed Income Obligations           12

  Schedule of Leases in Default or Classified as
      Uncollectible                                       13

  Schedule of Reportable Transactions for the year ended
     June 30, 1992                                        14

  Schedule of Nonexempt Transactions                      15


Note: Page references relate solely to this document in its traditional filing format.

                   REPORT  OF  INDEPENDENT  ACCOUNTANTS

                       ----------------------------

To the Board of Trustees and Plan Administrators of
Bolt Beranek and Newman Inc. Retirement Plan:


  We have audited the statements of net assets available for plan benefits of the Bolt Beranek and Newman Inc. Retirement Plan (the "Plan") as of June 30, 1992 and 1991 and the related statement of changes in net assets available for plan benefits for the year ended June 30, 1992. These financial statements are the responsibility of the Plan Administrators and the Board of Trustees. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of June 30, 1992 and 1991, and the changes in net assets available for plan benefits for the year ended June 30, 1992 in conformity with generally accepted accounting principles.

  Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects, in relation to the basic financial statements taken as a whole.


                                        Coopers & Lybrand

Boston, Massachusetts
December 21, 1992

            BOLT  BERANEK  AND  NEWMAN  INC.  RETIREMENT  PLAN

        STATEMENTS  OF  NET  ASSETS  AVAILABLE  FOR  PLAN  BENEFITS

                          June 30, 1992 and 1991

                       ----------------------------


ASSETS                                                 1992        1991
                                                  ------------ ------------

Investments at fair value (Notes B, D, E and F)   $158,882,916 $144,630,826

Employer contributions receivable                    2,178,274      131,388

Interest and dividends receivable                       13,787       24,464
                                                  ------------ ------------
                        TOTAL ASSETS              $161,074,977 $144,786,678
                                                  ============ ============


LIABILITIES AND NET ASSETS AVAILABLE FOR PLAN BENEFITS

Accrued administrative expenses                   $     19,006 $     27,344
                                                  ------------ ------------

                       TOTAL LIABILITIES                19,006       27,344
                                                  ------------ ------------

Net assets available for plan benefits (Note I)   $161,055,971 $144,759,334
                                                  ============ ============



                  The accompanying notes are in integral
                     part of the financial statements.

            BOLT  BERANEK  AND  NEWMAN  INC.  RETIREMENT  PLAN

            STATEMENT  OF  CHANGES  IN  NET  ASSETS  AVAILABLE
                            FOR  PLAN  BENEFITS

                     For the year ended June 30, 1992

                       ----------------------------

Additions:

Employer contributions (Note B)                   $ 6,534,633
Employee contributions (Note B)                       781,787
Investment income (Notes B and D)                  10,343,530
Net appreciation in fair value of
 investments (Notes B and K)                        8,237,162
                                                 ------------
                                                   25,897,112
                                                 ------------
Deductions:

Termination and death benefits paid
 to participants                                    6,474,739
Net depreciation in fair value of investments       3,087,558
Administrative expenses (Note H)                       38,178
                                                 ------------
                                                    9,600,475
                                                 ------------

Net additions                                      16,296,637

Net assets available for plan benefits,
beginning of year                                 144,759,334
                                                 ------------
Net assets available for plan benefits,
end of year                                      $161,055,971
                                                 ============

                  The accompanying notes are an integral
                     part of the financial statements.

            BOLT  BERANEK  AND  NEWMAN  INC.  RETIREMENT  PLAN

                     NOTES  TO  FINANCIAL  STATEMENTS

                       ----------------------------

A. Plan Description:
   -----------------
   The Bolt Beranek and Newman Inc. Retirement Plan is a qualified defined contribution plan established in 1954 to provide retirement benefits for domestic employees of Bolt Beranek and Newman Inc. and its subsidiaries (hereinafter Bolt Beranek and Newman Inc. and its participating subsidiaries are referred to as the "Company") who have completed one year of service, as defined.

B. Summary of Significant Accounting Policies:
   -------------------------------------------

   Investments Valuation
   ---------------------
   Investments in mutual and money market fund shares are valued based on reported net asset values. Investments in common stocks are carried at quoted market values. The investment in the John Hancock Venture Capital Fund, a limited partnership, is carried at the Plan's proportionate share of the Fund's net asset value. The Plan's limited partnership interest is not readily marketable.

   The Plan presents in the statement of changes in net assets available for Plan benefits the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

   Contributions
   -------------
   Employer contributions are recorded for each plan year in such amounts as have been voted by the Company pursuant to the provisions of the Plan and include amounts paid directly to participants as elective cash options, if any.

   Employee contributions are recorded in the period when received from the participant directly or in which the Company makes payroll deductions from those Plan participants who have authorized voluntary contributions to be withheld. Employee contributions are subject to certain limitations imposed by the Internal Revenue Code and may require the subsequent return of a portion of the contributions made during the previous plan year.

   Other
   -----
   Purchases and sales of securities are reflected on a trade-date basis. Gains or losses on sales of investments are determined based on the average cost method.

   Investment income includes dividends, capital gains distributions and interest income and are reinvested as earned. Dividends and capital gains distributions are recorded on the ex-dividend date. Interest income is recorded as earned. The management and service fees of the Fidelity Group of Funds are charged to operations of the respective funds.

             BOLT  BERANEK  AND  NEWMAN  INC.  RETIREMENT  PLAN

                       ----------------------------

C. Benefits and Vesting:
   ---------------------
   The Plan receives contributions as voted annually by the Company according to the terms of the Plan. Voluntary contributions by a participating employee may be made in any amounts up to those permitted under the Internal Revenue Code. A participating employee may withdraw their voluntary contributions up to the lesser of the then current value of their contributions or the actual amount contributed by the participating employee.

   Plan participants are 100% vested (benefits to which the participant is entitled regardless of future service with the Company) in the portion of the annual employer contribution credited to their account which exceeds 7 1/2% of their credited compensation, as defined. The remaining portion of the participants' account balance vest at the rate of 2 1/12% per month; thus upon completion of four years of participation, employees become fully vested. Upon disability, retirement at age 65 or death, an employee is 100% vested with respect to all of the employer contributions.

   Forfeitures of nonvested employer credits are allocated to the remaining plan participants as provided by the plan.

D. Investment Funds of the Trust:
   ------------------------------
   A description of the investment funds of the Plan at June 30, 1992 is as follows:

     - Retirement Government Money Market Portfolio (a portfolio of Fidelity Money Market Trust) is generally intended for investors in tax-saving retirement plans. The Portfolio seeks as high a level of current income as is consistent with the preservation of capital and liquidity by investing in obligations issued or guaranteed as to principal and interest by the U.S. government, its agencies or instrumentalities, and in repurchase agreements secured by these obligations. The Portfolio's objective is to be a conservative, low-risk investment.

     - Fidelity Puritan Fund is a growth and income fund. The Fund's investment objective emphasizes income by investing in a broadly diversified portfolio of high-yielding securities. These securities include common stock, preferred stock, and bonds. The Fund seeks to achieve capital growth in addition to regular quarterly dividends.

               BOLT  BERANEK  AND  NEWMAN  INC.  RETIREMENT  PLAN

                       ----------------------------

D.   Investment Funds of the Trust, continued:
     -----------------------------------------
     - Fidelity Equity-Income Fund is a growth and income fund. The Fund seeks a yield that exceeds the composite yield of the Standard and Poor's 500 Index, and considers the potential for capital appreciation when selecting fund investments. The Fund invests primarily in common and preferred stocks, but can also invest in bonds and convertible securities. Dividend amounts will vary, depending on the yields of the securities held in the portfolio.

     - Fidelity Magellan Fund is a growth fund. The Fund seeks long-term capital appreciation by investing in stocks of both well-known and lesser-known companies with above-average growth potential and a correspondingly higher level of risk. Securities may be of foreign and domestic companies. On August 31, 1989, $16,637,000 was transferred to Fidelity Magellan Fund from the Fidelity Freedom Fund which was discontinued as an investment option.

     - Fidelity U.S. Equity Index Portfolio (a portfolio of Fidelity Institutional Trust) seeks to provide investment results that correspond to the total return performance of the companies comprising the Standard & Poor's
       500 index.

     - Trustees' Fund investments include the remaining investments of a former investment option and a money market fund account to accumulate interim employer contributions. The investments consist of qualifying employer securities within the meaning of Section 407(d) of ERISA, money market funds and a venture capital fund.

     - On November 1, 1989, the BBN Stock Fund was added an an investment option. Participants may allocate up to 15% of the value of their accounts in this Fund which consists solely of Bolt Beranek and Newman Inc. common stock.

     - On July 1, 1990, the Fidelity Europe Fund was added as an investment option. The Fund is a growth fund which seeks long-term capital appreciation by investing in securities of issuers that have their principal activities in Western Europe. The Fund invests primarily in foreign securities, including common stock, securities convertible into common stock, and debt instruments.

                BOLT  BERANEK  AND  NEWMAN  INC.  RETIREMENT PLAN

                       ----------------------------

D.Investment Funds of the Trust, continued:
  -----------------------------------------

  Participants may reallocate their individual accounts among the available investment options once each month. No allocations are allowed to or from the Trustees' Fund. Proceeds from investments maturing or sold in this fund will be invested in the Fidelity Group Mutual Funds in accordance with the participants selected fund allocations.

E.Loans:
  ------

  With the approval of the Plan Administrators, participants may borrow an amount up to one-half of the vested interest in their accounts, with the maximum amount loaned not to exceed $50,000. Interest is charged at a reasonable fixed rate established by the Administrators of the Plan to approximate market interest rates (10% as of January 6, 1992). The loan must be repaid in substantially equal installments, payable not less frequently than quarterly, within a reasonable period specified by the Administrators, not to exceed five years.

F.Investments:
  ------------

  Investments held by the Plan at June 30, 1992 and 1991 in each fund are summarized as follows:

                                  1992                      1991
                        ------------------------- -------------------------
                           Cost        Market        Cost        Market
                        ------------ ------------ ------------ ------------
Fidelity Retirement
 Govmnt. Money Market
 Portfolio              $ 40,770,986 $ 40,770,986 $ 40,677,236 $ 40,677,236
Fidelity Puritan Fund     41,888,925   46,920,053   39,312,759   40,170,528
Fidelity Magellan Fund    34,017,903   34,611,072   27,928,446   28,360,378
Fidelity Equity
 Income Fund              23,059,017   24,371,337   22,672,720   21,091,770
Fidelity US Equity
 Index Fund                2,767,926    3,053,854    2,773,765    2,884,383
Fidelity Europe Fund       2,370,491    2,389,237    2,422,419    2,006,055
Trustees' Fund             5,118,027    5,442,666    7,368,950    7,894,477
BBN Stock Fund               811,959     637, 040      848,039    1,017,168
                        ------------ ------------ ------------ ------------
                        $150,805,234  158,196,245 $144,004,334  144,101,995
                        ============              ============
Loans to Participants                     686,671                   528,831
                                     ------------              ------------
                                     $158,882,916              $144,630,826
                                     ============              ============

  At June 30, 1992 and 1991, Fidelity Puritan Fund, Fidelity Equity-Income Fund, Fidelity Magellan Fund, and Fidelity Retirement Government Money Market Portfolio each exceeded 5% of the net assets available for plan benefits.

            BOLT  BERANEK  AND  NEWMAN  INC.  RETIREMENT  PLAN

                       ----------------------------

G.Tax Status:
  -----------

  The Internal Revenue Service has determined that the Plan is a qualified plan under Section 401(a) of the Internal Revenue Code and is therefore exempt from federal income taxes under the provisions of Section 501(a). The most recent amendment, primarily related to the BBN Stock Fund (see Note D) and to effect certain changes in the Internal Revenue Code, was made to the Plan during fiscal 1989. Additional amendments are expected, within the period prescribed by the Internal Revenue Service, to conform the Plan to other changes in law.

H.Administrative Expenses:
  ------------------------

  Administrative expenses consist primarily of those costs associated with the independent audit and charges assessed by the Plan's recordkeeper.
  Certain other administrative expenses of the Plan are absorbed directly by the Company.

I.Termination Priorities:
  -----------------------

  While the Company has established the Plan with the intention and expectation that contributions will continue indefinitely, the Company may terminate the Plan at any time without any liability whatsoever for such discontinuance or termination. In the event that the Board of Directors of the Company votes to terminate the Plan, the Plan would be discontinued as of the date specified in the notice of termination directed to the Trustees. Upon such termination of the Plan, each participating employee's interest in employer credits would become fully vested and nonforfeitable. After payment of proper expenses by the Trustees, the Trust would be liquidated and each participating employee (or beneficiary of a deceased participating employee) would be entitled to receive their interest in the Trust fund, as of the date of liquidation, in cash or in kind, in a single payment. Net assets available for Plan benefits at June 30, 1992 do not reflect any provision for liquidation expenses or for costs related to disposition of investments. Participants remaining at the time of liquidation would bear all such costs.

J.Subsequent Event:
  -----------------

  Effective October 1, 1991, the Company sold an 80% interest in Acentech Incorporated to that subsidiary's senior management. In connection with the disposition of Acentech Incorporated, the Trustees of the Plan directed Fidelity Institutional Retirement Services Company to transfer all assets in respect of all Acentech participants in the Plan to the Acentech Incorporated Retirement Trust. The transfer totalled $3,087,557 relating to 38 participants.

             BOLT  BERANEK  AND  NEWMAN  INC.  RETIREMENT  PLAN

                       ----------------------------

K.Net Appreciation (Depreciation) in the Fair Value of Investments:
  -----------------------------------------------------------------

  The net appreciation (depreciation) of investment funds for the year ended June 30, 1992 are as follows:

     Fidelity Puritan Fund                    $4,673,404
     Fidelity Equity - Income Fund             2,919,015
     Fidelity Magellan Fund                      587,462
     Fidelity Europe Fund                        334,969
     Fidelity U.S. Equity Index Fund             263,755
     Trustees' Fund                             (198,065)
     BBN Stock Fund                             (343,378)
                                               ----------
      TOTAL                                    $8,237,162
                                               ==========

           BOLT  BERANEK  AND  NEWMAN  INC.  RETIREMENT  PLAN

                   ITEM 30A - SCHEDULE  OF  ASSETS  HELD
                         FOR  INVESTMENT  PURPOSES

                             At June 30, 1992

                       ----------------------------

                  Description                      Cost          Market
                   -----------                   ------------  ------------
Number of Shares (S),
Number of Loans (L),
or Amount (A)

Mutual Funds
- ------------
 3,176,713   (S)   Fidelity Puritan Fund         $ 41,888,925  $ 46,920,053
   892,723   (S)   Fidelity Equity Income Fund     23,059,017    24,371,337
   539,618   (S)   Fidelity Magellan Fund          34,017,903    34,611,072
   198,948   (S)   Fidelity U.S. Equity Index
                     Portfolio                      2,767,926     3,053,854
   139,152   (S)   Fidelity Europe Fund             2,370,491     2,389,237

Money Market Funds
- ------------------
 4,416,934   (S)   Fidelity Money Market Trust      4,416,934     4,416,934
   195,892   (S)   Fidelity Daily Income Trust        195,892       195,892
    88,643   (S)   Fidelity Cash Reserves              88,643        88,643
40,770,986   (S)   Fidelity Retirement Government
                      Money Market Portfolio       40,770,986    40,770,986

Partnerships
- ------------
   370,460   (A)   John Hancock Venture Capital Fund  370,460       359,012

Common Stock
- ------------
   218,198   (S)   Bolt Beranek and Newman Inc.       858,057     1,019,225

Loans to Participants
- ---------------------
       130   (L)   Loans to Participants
                   Various principal amounts maturing
                   through 6/30/97 with interest rates
                   from 8% to 13%                                   686,671
                                                 ------------  ------------
                                                 $150,805,234  $158,882,916
                                                 ============  ============

            BOLT  BERANEK  AND  NEWMAN  INC.  RETIREMENT  PLAN

         ITEM 30B - SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS

                       ----------------------------


This schedule is non-applicable.

            BOLT  BERANEK  AND  NEWMAN  INC.  RETIREMENT  PLAN

  ITEM 30C - SCHEDULE OF LEASES IN DEFAULT OR CLASSIFIED AS UNCOLLECTIBLE

                       ----------------------------


This schedule is non-applicable.

             BOLT BERANEK  AND  NEWMAN  INC.  RETIREMENT PLAN

               ITEM 30D- SCHEDULE OF REPORTABLE TRANSACTIONS

                     For the year ended June 30, 1992

                       ----------------------------

     The following schedule itemizes those securities for which the aggregate amount of purchase or sale transactions, or for which a single transaction, was in excess of 5% of the current fair value of the Plan's net assets at July 1, 1991.

                     Aggregate Reportable Transactions
                     ---------------------------------

                                                                   Gain
Description of Security       Purchases          Sales            (Loss)
- -----------------------      -----------         -----           --------

Fidelity Retirement Government
  Money Market Portfolio      14,133,168          14,039,418

Fidelity Puritan Fund          9,264,987             (1)           500,044

Fidelity Magellan Fund        14,153,008           8,489,777       426,228


                      Single Reportable Transactions
                      ------------------------------

  There were no single transactions in excess of 5% of the current fair value of the Plan's net assets at July 1, 1991.



(1)  Transaction value less than 5% of Plan assets

            BOLT  BERANEK  AND  NEWMAN  INC.  RETIREMENT  PLAN

               ITEM 30E - SCHEDULE OF NONEXEMPT TRANSACTIONS

                       ----------------------------


This schedule is non-applicable.